SECOND AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT
THIS SECOND AMENDMENT effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of June 7, 2018, as amended, is entered into by and between TRUST FOR CREDIT UNIONS, a Massachusetts trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update the fee schedule on Exhibit D;
WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:
1.Exhibit D of the Agreement is hereby superseded and replaced in its entirety with Exhibit D attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR CREDIT UNIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Johnson	By: /s/ Gregory Farley

Name: Jay Johnson	Name: Greg Farley

Title: President	Title: SVP

Date: October 10, 2022	Date: 11/28/2022

EXHIBIT D

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*
■ $___ - Base Fee per CUSIP
■ $ ___ per open account - Open Accounts
■ $ ___ per closed account - Closed (zero balance) Accounts
■ $ ___ per open account - Daily Accrual Fund Accounts

Annual Basis Point Fee per Fund Complex*
Basis points
___ on the first $___ billion
___ on the balance

Services Included in Annual Basis Point Fee
■ Telephone Calls
■ Voice Response Calls
■ Manual Shareholder Transaction & Correspondence
■ Omnibus Account Transaction
■ Daily Valuation/Manual 401k Trade
■ NSCC System Interface
■ Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■ Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■ 12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Chief Compliance Officer Support Fee
■ $___ per year

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees,
Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital
Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Additional Services Fee Schedule
CUSIP Setup
■ $ ___ per CUSIP - CUSIP Setup beyond the initial CUSIP
■ $ ___ per CUSIP (Less than 35 days) - Expedited CUSIP Setup

Fund Characteristic Change
■ $ ___ per fund/ per change - Fund Name Change
■ $ ___ per fund/ per change - Fund CUSIP Change

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■ Account inquiry
● $ ___ per event - Inquiry
● $ ___ per month per ID - Vision ID

■ Transaction Processing*
● $___ per Management Company - Implementation Fee
● $___ per event - Transaction - purchase, redeem, and exchange
● $ ___ per month - Monthly Minimum Charge

■ Electronic Statements*
● $ ___per fund group - Implementation
● $ ___ per image - Load charges
● $___ per document - Archive charge (for any image stored beyond 2 years)

*Vision ID and event charges also apply.
■ Threatmetrix Services: MFA Annual Product Fee
● $ ___Monthly, $ ___ Annually - Below 1,000 IDs
● $___ Monthly, $ ___ Annually- 1000-3450 IDs
● $ ___ Monthly, $ ___ Annually- 3451 IDs and above

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■ $ ___ per Email

Programming Services
■ $ ___ per hour (subject to change)
■ Charges incurred for customized services based upon fund family requirements including but not limited to:

● Fund setup programming (transfer agent system, statements, options, etc.)
● Customized service development
● Voice response system setup (menu selections, shareholder system integration, testing, etc.)
● All other client specific customization and/or development services

Transfer Agent, Shareholder & Account Services Fee Schedule

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
■ $ ___ per qualified plan account or Coverdell ESA account (Cap at $ 30.00 per SSN)
■ $ ___ per transfer to successor trustee
■ $___per participant distribution (Excluding SWPs)
■ $___ per refund of excess contribution
■ $ ___ per reconversion/recharacterization

Additional Shareholder Paid Fees
■ $ ___ per outgoing wire transfer or overnight delivery
■ $ ___ per telephone exchange
■ $ ___per return check or ACH or stop payment
■ $ ___ per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■ Implementation
● $ ___ - per fund group, Inquiry only - no transaction capabilities
● $ ___ per fund group, base transactional and maintenance functionality
● Three year minimum term

■ Annual Fee - Based on Login Volume
● $___ - Up to 100,000
● $ ___ - 100,000 - 999,999
● $ ___ - 1,000,000+

■ Activity Fees:
● $ ___ per event, per login
● $___ per event, Login Challenge (email or SMS Text)
● $ ___ per event, Inquiry
● $ ___ per event, Account Maintenance
● $___ per event, Transaction - financial transactions, duplicate statements requests, etc.
● $ ___ per event, New Account Set-up
● $___per event, Bank Verification Attempt

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■ $ ___ per year - Base Fee Per Management Company - file generation and delivery
■ $___ per record or $ ___ per user per month, whichever is less - Price Files
■ Per Record Charge
● $___ - Rep/Branch/ID
● $ ___ - Dealer

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■ STAT - Statement and Tax Form Storage & Retrieval
● $___ per user: Setup
● $ ___ per user per month: Support

Additional Data Delivery Services
■ Ad Hoc/PowerSelect File Development
● $___ per file: Standard ad-hoc select
● $ ___ per hour consultation and programming development: Custom coded data for recurring, scheduled delivery:
● $ ___ per file per month for recurring files/reports scheduled for delivery Support
● Recurring files scheduled for delivery via Pivot or Managed File Service.

■ Custom Electronic File Exchange (MFS delivery of standard TIP files)
● $ ___ one-time fee ,Setup
● $ ___ per file per month, Support

■ File Delivery to Alternate Sales Reporting Provider
● $___ one-time fee, Setup
● $ ___ per file per month, Maintenance Fee

Chat Services
■ $ ___ - Implementation Fee
■ $ ___per month - Monthly Fee
■ $ ___per chat or $___ per minute of chat - Per Chat Fee

Virtual Assistant
■ $ ___ Implementation Fee
● $ ___ per month administration fee

Electronic Form Delivery and Signature Capture
■ $ ___ (includes 15 forms) - Implementation fee
■ $ ___ for each additional form and email template - Additional setup fee
■ $ ___ per form, $___ per updated Fund Logo - Form and fund logo modifications
■ $ ___ per month - Monthly minimum fee
■ $ ___ - Per electronic envelope Fee

Recordkeeping Application Access
■ Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
● $ ___ implementation
● $ ___ per month

■ Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
● Cost varies depending upon location and bandwidth

■ TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
● $ ___ implementation
● $ ___ per ID per month

TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
● $___ implementation
● $ ___ per ID per month

■ TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
● $ ___ implementation
● $ ___ per ID per month

■ Automated Work Distributor (AWD) - Image and workflow application.
● $ ___ implementation
● $ ___ per ID per month

■ Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
● $ ___ implementation
● $ ___ per ID per month

■ PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
● $ ___ per month

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■ $ ___ per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■ $___ setup per fund group
■ $ ___ per month administration
■ $ ___ per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■ $ ___ per fund group per month

CTI Reporting
$ ___ per monthly report - Integrated custom detailed call reporting

Literature Fulfillment Services

■ Account Management/Database Administration
● $ ___ per month
● $ ___ per SKU -Receiving
● $ ___ per order - Order Processing
● $ ___ per month per location - Skid Storage
● $ ___ per SKU - Disposal

■ Inbound Teleservicing Only
● $ ___ per month (OR) - Account Management
● $ ___ per call - Call Servicing

■ Lead Source Reporting
● $ ___ per month

■ Closed Loop Reporting
● $ ___ per month - Account Management
●$ ___ per fund group Database Installation, Setup

■ Miscellaneous Expenses
● Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■ $ $ ___ per Month

Fund Event* Services
■ $ ___/hour - Programming & File Delivery
■ $ ___/hour - Project Management/Analysis
■ $___/account/month until purged* - Account Data Retention
■ $ ___/CUSIP/month until purged* - CUSIP Data Retention

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and
Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
■ $ ___ - $ ___ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up
to one year of DST/TA2000 data)

Standard MARS Products & Services (Monthly fees)
■ $ ___ MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■ $ ___ MARS Sales Reporting (Includes 1 Sales Users)
■ $ ___ MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis
(only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $___ per month.

Standard MARS Setup & Implementation Costs (One-time fee)
■ $ ___- SalesForce.com Integration (if added after initial MARS implementation)
■ $ ___ - Custom Data Interface
■ $ ___ - OmniSERV Setup ($ 250 Monthly Maintenance Fee)
■ $ ___ - Standard DCIO Interface Setup ($ 250 Monthly Maintenance Fee)
■ $ ___- Standard Interface Setup ($ 250 Monthly Maintenance Fee)
■ $ ___ - Additional OmniSERV Interface ($ 250 Monthly Maintenance Fee)
Standard MARS Licenses (Monthly Fee Per User)
■ $ ___ - Sales Reporting
■ $ ___ - 22c-2 Compliance
■ $ ___ - CRM
■ $ ___ - SFDC
MARS Training (in-person)
■ ___ /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
● 0 - 5K $___ 5K - 7.5K $___
● 7.5K - 10K $ ___ 10K - 15K $___
● 15K - 20K $ ___20K - 40K $ ___
● 40K - 60K $ ___ 60K - 80K $___
● 80K - 100K $ ___ 100K - 120K $ ___
● 120K - 140K $ ___ 140K - 160K $ ___
● 160K - 180K $ ___ 180K - 200K $___
● 200K - 220K $ ___220K - 240K $___
● 240K - 260K $ ___260K - 280K $ ___
● 280K - 300K $ ___ 300K - 320K $___
● 320K - 340K $___ 340K - 360K $ ___
● 360K - 380K $ ___ 380K - 400K $___
● 400K - 420K $ ___ 420K - 440K $ ___
● 440K - 460K $___ 460K - 480K $___
● 480K - 500K $ ___ 500K - 520K $ ___
● 520K - 540K $ ___ 540K - 560K $ ___
● 560K - 580K $ ___ 580K - 600K $ ___
● 600K - 620K $ ___ 620K - 640K $ ___
● 640K - 660K $___ 660K - 680K $ ___
● 680K - 700K $ ___700K - 720K $ ___
● 720K - 740K $ ___ 740K - 760K $ ___
● 760K - 780K $ ___ 780K - 800K $ ___
● 800K - 820K $ ___ 820K - 840K $ ___
● 840K - 860K $ ___ 860K - 880K $ ___
● 880K - 900K $ ___ 900K - 920K $ ___
● 920K - 940K $ ___ 940K - 960K $ ___
● 960K - 980K $ ___ 980K - 1M $ ___
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping
Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly
Load.
** The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested.
Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■ $ ___ - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees )
■ $___MARS Sales & Compliance Reporting
■ $___ MARS Sales Reporting Only
■ $ ___ MARS 22c-2 Compliance Only

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment.
Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis
(only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee.

Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■ $___ - Custom Data Interface
■ $___ - Additional OmniSERV Setup ($ 250 Monthly)
■ $___ - Standard DCIO Interface Setup ($ 250 Monthly)
■ $___ - Standard Interface Setup ($ 250 Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
● 0 - 5K $ ___ 5K - 7.5K $ ___
● 7.5K - 10K $ ___ 10K - 15K $___
● 15K - 20K $ ___ 20K - 40K $ ___
● 40K - 60K $ ___ 60K - 80K $ ___
● 80K - 100K $ ___ 100K - 120K $ ___
● 120K - 140K $ ___ 140K - 160K $___
● 160K - 180K $___180K - 200K $___
● 200K - 220K $___ 220K - 240K $ ___
● 240K - 260K $ ___260K - 280K $___
● 280K - 300K $___ 300K - 320K $___
● 320K - 340K $ ___ 340K - 360K $ ___
● 360K - 380K $ ___380K - 400K $ ___
● 400K - 420K $ ___ 420K - 440K $ ___
● 440K - 460K $ ___ 460K - 480K $ ___
● 480K - 500K $ ___ 500K - 520K $ ___
● 520K - 540K $ ___ 540K - 560K $ ___
● 560K - 580K $ ___ 580K - 600K $ ___
● 600K - 620K $ ___620K - 640K $ ___
● 640K - 660K $ ___ 660K - 680K $___
● 680K - 700K $ ___ 700K - 720K $ ___
● 720K - 740K $ ___ 740K - 760K $ ___
● 760K - 780K $ ___ 780K - 800K $ ___
● 800K - 820K $___820K - 840K $ ___
● 840K - 860K $ ___ 860K - 880K $ ___
● 880K - 900K $ ___ 900K - 920K $ ___
● 920K - 940K $ ___ 940K - 960K $___
● 960K - 980K $ ___ 980K - 1M $ ___
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested.
Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■ $ ___ per statement - Document Loading, Storage, and Access
■ $ ___per suppressed statement - Document Consent Processing, Suppression, and Notification

$___ initial setup fee - Development & Implementation of Electronic Confirm Statements

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■ $ ___ per statement - Document Loading, Storage, and Access
■ $ ___ per suppressed statement - Document Consent Processing, Suppression, and Notification
■ $ ___ initial setup fee - Development & Implementation of Electronic Investor Statements

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■ $ ___ per statement - Document Loading, Storage, and Access
■ $ ___ per suppressed statement - Document Consent Processing, Suppression, and Notification
■ $ ___ initial setup fee - Development & Implementation of Electronic Tax Statements

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■ $ ___ per suppressed statement - Document Consent Processing, Suppression, and Notification
■ $ ___ initial setup fee - Development & Implementation of Electronic Compliance Documents

Related Digital Investor Fees
■ $ ___ per transaction - View Consent Enrollment
■ $ ___ per transaction - Consent Enrollment
■ $ ___ per view - View Statements

Notes:
■ Statements presented as PDF documents
■ Statements will be loaded for all accounts, regardless of consent
■ Three-year minimum term
■ $ ___ archive fee per document per year for three years and greater, if desired. Storage for two years included in Document Loading, Storage and Access fee

Digital Investor customization charges apply